                                                                     EXHIBIT 4.6


              ASSET EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION


     This ASSET EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement")
                                                                    ---------
is made as of December 29, 1999, by and between VerticalNet, Inc., a Pennsylvania corporation (the "Purchaser"), and TextileWeb, Inc., a North
                               ---------
Carolina corporation (the "Company" or the "Seller") Rick A. Reddel and Paul M.
                           -------          ------
Risen, each individuals employed by the Company and being the holders of all of the issued and outstanding capital stock of the Company (the "Shareholders", and
                                                              ------------
together with the Seller, the "Seller Parties.")
                               --------------

                                  BACKGROUND

     TextileWeb, Inc. is a North Carolina corporation dedicated to promoting the goods and services of the textile industry via the Internet. The Company utilizes the fictitious names TextileWeb, August Martin, OnlineTextileNews and TextileShow and is engaged in the business (the "Business") of developing,
                                                 --------
owning and operating the Internet websites named "Textileweb," "Onlinetextilenews", "Textileshow" and "Nonwovensweb" with the respective domain names Textileweb.com, Onlinetextilenews.com, Textileshow.com and Nonwovensweb.com (each an "Active Website" and collectively the "Active
                           --------------                        ------
Websites") and activities associated therewith. In addition, Seller conducts
--------
web-design and development business operations for certain textile and non-textile related customers as part of the Business.

     Seller desires to sell, and Purchaser desires to buy, substantially all of the assets of Seller associated with the Business upon the terms described below.

     The parties to this Agreement intend that the transactions contemplated hereby be treated as a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended.

     In consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   Sale and Purchase.
     -----------------

     1.1     Sale and Purchase of Assets.   Subject to the terms and conditions
             ---------------------------
set forth in this Agreement, Seller hereby sells, assigns, transfers and delivers to Purchaser, and Purchaser hereby purchases, acquires and takes assignment and delivery of, all of the right, title and interest of Seller in and to all of the assets, properties and rights of any kind owned by Seller used in connection with or related to the Business, of every type and description, real, personal and mixed, tangible and intangible, wherever located and whether or not reflected on the books and records maintained by Seller in connection with the Business, excluding those assets, properties and rights which are specifically excluded pursuant to Section 1.2 hereof, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever, except for the payment of the Assumed Liabilities and performance of the Assumed Obligations as hereinafter defined (collectively the "Purchased Assets"). Except as otherwise provided in Section
                   ----------------
1.2, the Purchased Assets include, without limitation, all of the right, title and interest of Seller in or to the following:

          (a) any and all rights (including any and all rights to Intellectual Property (as defined in Section 3.14 hereof)) of Seller to the domain names, sites and content (including, without limitation, text and graphics) of the websites owned by or registered to Seller (the "Websites");
                                                --------

          (b) any and all rights of Seller to software programs, modules, routines, data, text or graphics files, source or object codes and other components of the Websites used in operation of the Websites, or in the process of being developed, by or on behalf of Seller for use in the Business;

          (c) any and all rights of Seller to the domain names of the Websites, the trade names, trade dress, trademarks and service marks used on the Websites and the goodwill associated therewith;

          (d) any and all rights of Seller to any other Intellectual Property (as defined in Section 3.14 hereof) used in the conduct of the Business;

          (e) all furniture, fixtures, equipment, machinery and other tangible personal property used or held for use in the conduct of the Business at the locations at which the Business is conducted or at suppliers' premises or customers' premises on consignment, or otherwise used or held for use by Seller in the conduct of the Business, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other person;

          (f) to the extent assignable and subject to any required consents, all leases or subleases, if any, of tangible personal property or real property used by Seller in the conduct of the Business as to which Seller is the lessor or sublessor or is the lessee or sublessee, together with any options to purchase or sell the underlying property (the "Business Leases");
                                               ---------------

          (g) any and all rights of Seller in and under all arrangements (written or oral) to provide advertising for third parties on the Active Websites pursuant to which there are unbilled, partially billed or unfulfilled obligations (the "Advertising Commitments");
                  ------------------------

          (h) any and all rights of Seller in and under all arrangements (written or oral) to provide web-design and development business operations to third parties pursuant to which there are unbilled, partially billed or unfulfilled obligations (the "Web-Design Commitments");
                              ----------------------

          (i) any and all rights of Seller in and under all contracts, agreements and arrangements (written or oral) to which Seller is a party and which are utilized in the conduct of the

Business (the "Business Contracts"), including but not limited to the Business
               ------------------
Leases, the Advertising Commitments and the Web Design Commitments;

          (j) any and all rights of Seller to all information and records and customer and/or visitor files maintained by Seller (in electronic or paper format) used or held for use in the conduct of the Business including, without limitation, principal contacts, E-mail and street addresses, telephone numbers, personal information, and purchasing history of customers or visitors;

          (k) any and all rights of Seller to cash or any other payment received in connection with the Business on or after the Closing Date;

          (l) any and all rights of Seller to accounts receivable, and all notes, bonds and other evidences of indebtedness of and rights to receive payments arising out of sales occurring in the conduct of the Business and the security agreements related thereto, including any rights of Seller with respect to any third party collection proceedings or any other actions or proceedings which have been commenced in connection therewith (the "Accounts Receivable");
                                                        -------------------

          (m) any and all rights of Seller to prepaid expenses relating to the Business;

          (n) to the extent assignable and subject to any required consents, all government permits, licenses, franchises, approvals and authorizations (including applications therefor and any credits arising therefrom) utilized by Seller in the conduct of the Business (the "Business Permits"); and
                                            ----------------

          (o) any and all rights of Seller under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with products sold to or services provided to Seller for the Business.

     1.2  Excluded Assets.  Notwithstanding any provision of this Agreement to
          ---------------
the contrary, Purchaser shall not acquire and there shall be excluded from the Purchased Assets, Seller's interest in each of the following (the "Excluded
                                                                   --------
Assets"):
------

          (a) any and all rights of Seller to cash received in the conduct of the Business prior to the Closing Date, including all cash on hand or in banks, cash equivalents, marketable and non-marketable securities and other investments and all rights in any funds of any nature wherever maintained or held;

          (b) all rights of Seller under this Agreement and the documents and other papers delivered to Seller by Purchaser pursuant to this Agreement;

          (c) the corporate seals, charter documents (including, but not limited to the certificate or articles of incorporation), minute books, stock books, tax returns, books of account or other records having to do with the corporate organization of the Seller;

          (d) Seller's rights and interests in any liability, casualty, health, life or other insurance policies;

          (e) claims and rights of Seller to federal, state and local tax refunds; and

          (f)  the property described on Schedule 1.2.

     1.3  Assumed Liabilities and Obligations.  At the Closing, except as
          -----------------------------------
specified in Section 1.4, Purchaser shall only assume certain identified liabilities of the Company or the Business, in an amount not to exceed $285,000 (the "Assumed Liabilities") as set forth on Schedule 1.3 and Purchaser shall
      -------------------
assume, and agree to perform, fulfill and discharge, all obligations of the Seller required to be performed after the Closing (excluding payment obligations to third parties for goods or services the performance or delivery of which occurs prior to the Closing) under any of the Business Contracts except where (i) such obligations have arisen in contravention of this Agreement or
(ii) such obligations arise or have arisen out of any claim, lawsuit, investigation, proceeding, arbitration or other dispute relating to an act or omission taken or occurring prior to Closing (the "Assumed Obligations" and
                                                   -------------------
along with the Assumed Liabilities, the "Assumed Liabilities and Obligations").
                                         ----------------------- -----------
Purchaser shall promptly pay the Assumed Liabilities and shall timely perform the Assumed Obligations.

     1.4  No Other Liabilities and Obligations Assumed.  Purchaser shall not and
          --------------------------------------------
does not hereby assume any liability or obligation of Seller, known or unknown, contingent or otherwise, asserted or unasserted, other than as specifically set forth in Section 1.3. Subject to Section 1.3 hereof, nothing contained herein shall cause Purchaser to assume (a) any liabilities or obligations arising out of the conduct of the Business prior to the Closing, whether known or unknown on the Closing Date; (b) any liabilities or obligations arising out of any provision of any agreement, contract, commitment or lease of Seller, other than any liability or obligation under Business Leases, the Advertising Commitments, the Web-Design Commitments or the other Business Contracts to be performed after the Closing; (c) any federal, state or local income or other tax (other than any sales or use tax payable with respect to the acquisition of assets contemplated herein, for which Purchaser agrees to be responsible): (i) payable with respect to the business, assets, properties or operations of Seller, or (ii) incident to or arising as a consequence of the negotiation or consummation by Seller of this Agreement and the transactions contemplated hereby; (d) any liability or obligation under or in connection with any assets not included in the Purchased Assets; (e) any employment-related liability or obligation arising prior to or as a result of the Closing to any employees, agents or independent contractors of Seller, or under any benefit arrangement with respect thereto; or (f) any liability or obligation of Seller arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby and fees and expenses of counsel, accountants and other experts. The parties to this Agreement acknowledge and agree that Purchaser shall not have responsibility to comply with COBRA obligations arising from the Closing with respect to former Seller employees as provided in Prop.

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Treasury Regulation Section 54.4980B-9 and 54.4980B-10, since Seller does not have a statutory obligation under COBRA.

     1.5  Consideration.
          -------------

          (a)  Purchase Price.  (i) The aggregate consideration to be paid in
               --------------
the form of cash and stock by Purchaser to the Seller in exchange for the Purchased Assets shall be (x) an earnout payment based on 50% of the net profits from the non-textile related web design business for a period of two years commencing December 31, 1999 (the "Earnout") which is to be split equally
                                   -------
between the Shareholders as a liquidating distribution from the Seller (the "Pro-Rata Earnout") and (y) 38,300 shares of Common Stock of the Purchaser (the
 ----------------
"Stock Consideration", which together with the Earnout shall constitute the
 -------------------
"Purchase Price").
 --------------

               (ii)  Payment of Earnout.  Within a reasonable time (but in no
                     ------------------
event later than sixty (60) days) after the fiscal years ending December 31, 2000 and December 31, 2001, Purchaser shall deliver the Pro-Rata Earnout to each Shareholder by wire transfer of immediately available funds to such account as each Shareholder shall designate. Furthermore, within thirty (30) days after the Closing, the parties shall agree on the other terms of the Earnout, which terms shall be reasonable and customary, and shall include, without limitation, terms as to (i) a limitation on the indirect costs allocated to the revenues of the non-textile related web design business for purposes of the Earnout, (ii) the resources to be devoted by Purchaser to the non-textile related web design business during the Earnout period, (iii) access of the Shareholders to the Purchaser's books and records used to determine the Earnout, and (iv) management of the non-textile related web design business by Rick A. Reddel so long as he is employed by the Purchaser. The foregoing specified terms shall not be construed to limit other certain requests of either party in agreeing on the terms of the Earnout.

               (iii) Delivery of Stock Consideration.  As soon as possible after
                     -------------------------------
the Closing Date, Purchaser shall cause to be delivered to each Shareholder a certificate issued in the Shareholder's name for one-half of the Stock Consideration. The parties acknowledge and agree that the Stock Consideration is being received by the Shareholders as a liquidating distribution from the Seller.

          (b)  Freeware.  Seller and Purchaser hereby agree that the
               --------
consideration paid by Purchaser hereunder shall not be applied to, and is not in consideration for, any freeware acquired by Purchaser under the terms of this Agreement.

2.   Closing.  The closing of the purchase and sale of the Purchased Assets (the
     -------
"Closing") shall take place simultaneously with the execution of this Agreement.
 -------
The date on which the Closing occurs shall be called the "Closing Date."  The
                                                          ------------
Closing shall be consummated by facsimile transmission. The parties shall (x) transmit facsimile copies of all executed documents required to be executed pursuant to this Agreement and (y) mail via overnight courier four (4) executed originals of each document to the offices of counsel for each of the respective parties. On the Closing Date, subject to the terms and conditions herein contained, the following shall occur:

     2.1  Deliveries by Seller Parties at the Closing.  On the Closing Date, the
          ---------------------------------------------
Seller Parties shall deliver, or cause to be delivered, to Purchaser:

          (a) a Bill of Sale, Assignment and Assumption dated as of even date herewith and in a form satisfactory to Purchaser, duly executed by the Seller;

          (b) Employment Agreements, dated as of even date herewith and in a form satisfactory to Purchaser, duly executed by Rick A. Reddel and Paul M. Risen (each an "Employment Agreement" and collectively the "Employment
                --------------------                        ----------
Agreements");
----------

          (c) Lock-Up Agreements, dated as of even date herewith and in a form satisfactory to Purchaser, duly executed by Rick A. Reddel and Paul M. Risen (each a "Lock-Up Agreement" and collectively the "Lock-Up Agreements");
         -----------------                        ------------------

          (d)  a copy of the executed consents specified in Schedule 3.3 hereto;

          (e) copies of the most recent statements for the bank accounts and similar accounts held in connection with the Business;

          (f)  The disclosure schedules (the "Schedules") to the Agreement; and

          (g) such other documentation reasonably requested by Purchaser, in a form reasonably satisfactory to Purchaser and its counsel, as shall be necessary and effective to transfer and assign to, and vest in, Purchaser all of Seller's right, title and interest in and to the Purchased Assets, and simultaneously with such delivery, all steps will be taken as may be required to put Purchaser in actual possession and operating control of the Purchased Assets.

     2.2  Deliveries by Purchaser at the Closing.  On the Closing Date, or as
          --------------------------------------
otherwise provided herein, Purchaser shall deliver, or cause to be delivered to
Seller:

          (a) evidence of irrevocable instructions to the Company's transfer agent to deliver the Stock Consideration to Seller's counsel on behalf of Rick
A. Reddel and Paul M. Risen in accordance with Section 1.5(a)(iii);

          (b) the Bill of Sale, Assignment and Assumption Agreement duly executed by Purchaser; and

          (c)  the Employment Agreements, each duly executed by Purchaser.

3.   Representations and Warranties of Seller Parties.  The Seller Parties,
     ------------------------------------------------
jointly and severally, hereby represent, warrant and covenant to the Purchaser as follows:

     3.1  Organization.  TextileWeb, Inc. is a North Carolina corporation and
          ------------
utilizes the fictitious names TextileWeb, August Martin, OnlineTextileNews and TextileShow.

     3.2  Power and Authority.  Seller has full right, power, lawful authority
          -------------------
and legal capacity to execute and deliver this Agreement and the Bill of Sale, Assignment and Assumption Agreement (collectively, the "Seller Transaction
                                                        ------------------
Agreements") and to consummate and perform the transactions contemplated hereby
----------
and thereby. The Seller Transaction Agreements have been, and any other agreements, documents and instruments required to be delivered by Seller in accordance with the provisions hereof have been or will be, duly executed and delivered by or on behalf of Seller and constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by laws of general application relating to bankruptcy, reorganization, moratorium, insolvency and debtors' relief and similar laws affecting the enforcement of creditors' rights, and by general principles of equity.

     3.3  Conflicts; Consents. Neither the execution and delivery of the Seller
          -------------------
Transaction Agreements by Seller nor the Seller's consummation and performance of the transactions contemplated thereby (a) will conflict with or violate any agreement to which Seller is a party or by which Seller is bound or any federal, state, local or other governmental law or ordinance or (b) will require the authorization, approval or consent by, or any notice to or filing with, any third party, except for (i) those authorizations, approvals and consents which have already been granted or obtained and all of which are set forth on Schedule
3.3 attached hereto and (ii) such authorizations, approvals and consents which, if not granted or obtained, would not in the aggregate have a material adverse effect on the condition of the Purchased Assets or the Business.

     3.4  Title.  Seller has good, valid and marketable title to, or valid
          -----
licenses to use, all of the Purchased Assets, free and clear of all liens, pledges, mortgages, security interests, claims, liabilities, charges or encumbrances of any nature whatsoever, except for the payment of the Assumed Liabilities and performance of the Assumed Obligations. With respect to the Purchased Assets leased by Seller, if any, Seller is in material compliance with such leases.

     3.5  Financial Statements. Seller has delivered to Purchaser unaudited
          --------------------
financial records (including without limitation, the balance sheet, income statement and statement of cash flows) of the Business (i) for the year ended December 31, 1998, and (ii) for the nine-month period ended September 30, 1999 (collectively, the "Financial Records"). The Financial Records present fairly
                    -----------------
the revenues of the Business, as applicable, for the periods indicated and were prepared on an income tax basis.

     3.6  No Material Changes.  Since September 30, 1999 there has not been (a)
          -------------------
any material adverse change in the Purchased Assets or the operations or condition (financial, traffic or otherwise) of the Business or of Seller; or (b) any actual or threatened trouble or disruption of Seller's relations with the Business' agents, customers or suppliers. Since September 30, 1999, Seller has conducted the Business only in the ordinary course consistent with past practice, has not incurred any material liabilities, and has not entered into any transaction, contract or arrangement, and/or made any payment or distribution that reasonably can be expected to have a material adverse impact on the Business.

     3.7  Server Log Files.  Seller has delivered to Purchaser true, correct and
          ----------------
complete copies of the log files of the web server computer (the "Server") to be
                                                                  ------
transferred from Seller to Purchaser pursuant to this Agreement.

     3.8  Advertising and Web-Design Commitments.
          --------------------------------------

          (a) Attached hereto as Schedule 3.8 is a true, correct and complete list of all Advertising Commitments as of the date hereof, including the name of the advertising party, any amounts unbilled to or unpaid by such party and the term of the obligation to provide advertising on the applicable Active Website.

          (b) Attached hereto as Schedule 3.8 is a true, correct and complete list of all Web-Design Commitments, and included in such schedule with respect to each such commitment is the name of the party for which such web design was or is being created, any amounts unbilled to or unpaid by such party and a description of and the term of any outstanding obligations with respect to such commitment as of the date hereof.

     3.9  Customers.  Attached hereto as Schedule 3.9 is a true, correct and
          ---------
complete list of all advertising and/or web-design customers of the Business. Seller currently maintains good working relationships with all of the customers and suppliers of the Business. No current customer or supplier of the Business has given Seller notice terminating, canceling or threatening to terminate or cancel any contract, commitment or relationship with Seller.

     3.10 Tangible Property.  Attached hereto as Schedule 3.10 is a true,
          -----------------
correct and complete list of all tangible personal property, including without limitation equipment, machinery, and furniture, in each case owned or leased by Seller and material to the Business (collectively, the "Tangible Property")
                                                        -----------------
together with a description of all leases or subleases of Tangible Property to which Seller is the lessor, sublessor, lessee or sublessee and all options to
purchase or sell the underlying property.   Except as separately identified on
Schedule 3.10, no approval or consent of any person is needed so that the interest of Seller in the Tangible Property shall continue to be in full force and effect and enforceable by Purchaser following the transactions contemplated by this Agreement.

     3.11 Condition of Assets.  All Purchased Assets constituting Tangible
          -------------------
Property (i) are in good operating condition and repair (subject only to ordinary wear and tear), (ii) are usable in the ordinary course of the Business consistent with past practice and (iii) are in the possession or under the control of Seller.

     3.12 Contracts.  Seller is not party to any contracts, agreements or
          ---------
commitments in connection with the Business or the Purchased Assets other than the Advertising Commitments, the Web-Design Commitments and the Business Contracts. Attached hereto as Schedule 3.12 is a true, correct and complete list of all Business Leases, Advertising and Web-Design Commitments, and any other material Business Contracts in effect as of the date hereof that are in writing, other than any that constitute Excluded Assets. Except as otherwise indicated on Schedule 3.12, true and complete copies of all such listed Business Contracts that are in writing have been delivered or made available to Purchaser and each such listed Business Contract is a valid and binding obligation in full force and effect in accordance with its respective terms with respect to Seller (as applicable) and is a valid and binding obligation in full force and effect in accordance with its respective terms with respect to any other party thereto, except as enforceability may be limited by laws of general application relating to bankruptcy, reorganization, moratorium, insolvency and debtors' relief and similar laws affecting the enforcement of creditors' rights, and by general principles of equity. Seller is not in material default under any of such listed Business Contracts and, to the Seller's best knowledge and belief ("Seller's Knowledge"), and to the Shareholders best knowledge and belief, no
  ------------------
third party is in material default under any of the Business Contracts.

     3.13 Legal Proceedings; Compliance with Law.  There are no disputes,
          --------------------------------------
claims, actions, suits or proceedings, arbitrations or investigations pending or, to Seller's Knowledge after due inquiry, threatened against or affecting the Business or the Purchased Assets. Seller does not have any knowledge of any state of facts that might reasonably form the basis of any claim, liability or litigation against Seller affecting the Business or the Purchased Assets. The conduct of the Business by Seller, and Seller's use of the Purchased Assets, are in material compliance with all applicable federal, state, local or other governmental laws, ordinances, codes, rules and regulations. Seller owns or possesses in the operation of the Business all franchises, licenses, permits, consents, approvals, rights, waivers and other authorizations, governmental or otherwise, which are necessary for Seller to conduct Seller's business as now conducted; Seller is not in default, nor has Seller received any notice of any claim or default thereunder, or any notice of any other claim or proceeding or threatened proceeding relating thereto; and neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent thereunder or have any material adverse effect thereon.

     3.14 Intellectual Property.   Attached hereto as Schedule 3.14  is a true,
          ---------------------
correct and complete list of all license agreements, registered copyrighted materials, trademarks, trade names, domain names, service marks and all patents, and all applications therefor, used or held for use by Seller in the conduct of the Business (including without limitation a list of the domain names of all Websites). (i) Seller owns (or has adequate rights to use or transfer pursuant to license, sublicense, agreement or permission) all patents, trademarks, trade names, service marks, logos, designs (including those acquired by assignment), domain names, websites and website content, goodwill, customer lists or other information regarding customers, copyrights (including those acquired by assignment), software, computer code, data, trade rets or know-how and applications and registrations of any of the foregoing (collectively, "Intellectual Property") used by Seller in the
 ---------------------

Business or transferred pursuant to this Agreement free and clear of any lien, mortgage, security interest, pledge, restriction, defect of title or other claim, charge or encumbrance other than the payment of the Assumed Liabilities or the performance of the Assumed Obligations; (ii) in connection with the operation of the Business, to Seller's Knowledge, Seller does not infringe upon or unlawfully or wrongfully use any material Intellectual Property owned or claimed by any other person or entity or otherwise use any material that violates any right of publicity, right of privacy or any other proprietary rights or defames, slanders or libels any individual or entity; (iii) the Seller shall own or shall have the lawful right to use all Intellectual Property that is used in the operation of the Business in the ordinary course or otherwise;
(iv) the content of any and all websites, whether created by Seller for Seller or for others or for which Seller directly or indirectly provided web hosting services at any time prior to the Closing Date, was and continues to be lawful provided that the foregoing representations shall be limited to Seller's Knowledge as to any content supplied by others and not Seller; (v) Seller is not in default under, and has not received any notice of any claim of infringement or any other claim or proceeding relating to any of the Intellectual Property; and (vi) no other person (other than licensors in situations where Seller is the licensee) owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any of the Intellectual Property, or in any application therefor, which Seller owns, possesses or uses in Seller's operations as now or heretofore conducted.

     3.15 Employee Relations.  Seller is not a party to, involved in or, to the
          ------------------
Seller's Knowledge, threatened by, any labor or employment dispute, unfair labor practice charge, employment discrimination charge or other employment or labor related claims.

     3.16 Real Estate.  The leases with Koger Equity, Inc. ("Landlord") for
          -----------
office suites 202 and 219 at 2300 West Meadowview Road, in Greensboro, NC, as referenced in Schedule 3.16 hereto, are the only leases, licenses or other agreements relating to the use and occupancy of real property (the "Leases") to which the Company is a party, or to which the Purchaser shall otherwise be subject as purchaser of the Business. All of the lease agreements, addenda, amendments (including, without limitation, letter agreements) and other agreements comprising a part of the Leases are identified in Schedule 3.16, and Seller has heretofore delivered to Purchaser true, correct and complete copies of each of the Leases. Other than as set forth in Schedule 3.16, neither of the Leases has been amended as of this date. The Company is in full possession of the entire premises demised under the Leases, and no portion of such premises have been subleased, licensed or underlet by the Company in any manner. The actual security deposit heretofore paid and the actual rents (basic and additional) currently paid by Purchaser under each of the Leases is as reflected on Schedule 3.16, and as of this date, rent has been paid through December 31, 1999, with he parties agreeing to apportion the Company's rental obligations at Closing as of 5:00 p.m. that day. To Seller's Knowledge, neither the Landlord, nor its agent, have declared the Company to be in default of its obligations under either of the Leases, and no other default exists thereunder by either party hereto, nor does there exist any fact or circumstance which, with the passage of time or the delivery of notice, or both, might ripen into a default or an event of default under either of the Leases. Without limitation of the foregoing, the Company is neither owed by the Landlord nor owes the Landlord any sum of money, construction obligation or services not heretofore paid or performed.

The Company has not been notified of any election by its Landlord purporting to elect to relocate the Company to other premises, and the Company has not heretofore exercised any option to expand its premises or to accept additional premises made available by the Landlord.

     3.17 Operational Elements.   The Purchased Assets include any and all
          --------------------
rights (whether by ownership or license) for software programs, modules, routines, data, text or graphic files, source or object codes and other components of the Websites which are used in the operation of the Websites (except for the Excluded Assets) and such operational elements shall include all written or electronic documentation which is in the possession of Seller.

     3.18 Consents and Approvals of Governmental Authorities.  No consent,
          --------------------------------------------------
approval or authorization of, or declaration, filing or registration with, any court or other governmental or regulatory authority, agency, commission, or other entity, domestic or foreign is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement by Seller or the consummation of the sale of the Purchased Assets to Purchaser.

     3.19 Permits.  Attached hereto as Schedule 3.19 is a true, correct and
          -------
complete list of the Business Permits. All Business Permits are in full force and effect and in good standing. Seller has not received notice of any claim of revocation of any Business Permits and knows of no events which might given rise to such a claim.

     3.20 Undisclosed Liabilities.  None of the Purchased Assets are subject to
          -----------------------
any liability, indebtedness, obligation or claim of any type, whether accrued, absolute, contingent, matured or unmatured ("Liabilities"), except those
                                             -----------
Liabilities arising in the ordinary course of business consistent with past practice and except for the payment of the Assumed Liabilities and the performance of the Assumed Obligations.

     3.21 Tax Returns.
          -----------

          (a) Seller has filed all Tax Returns that it was required to file, for any period or portion thereof ending on or before the Closing Date. All Taxes due as of the Closing Date with respect to the Business which could result in any lien or encumbrance on the Purchased Assets, have been fully paid by Seller and all Taxes due after the Closing Date with respect to the Business for any period or portion thereof ending on or before the Closing Date, which could result in any lien or encumbrance on the Purchased Assets, shall be fully paid by Seller after the Closing Date. All such Tax Returns were correct and complete in all respects. All Taxes owed by Seller (whether or not shown on any Tax Return) have been paid. No claim has ever been made by an authority in a jurisdiction where the Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens for Taxes except for liens for Taxes not yet due and payable.

          (b) Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) As used in this Agreement, the term "Tax" and "Taxes" includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and the term "Tax Returns" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

     3.22 Transactions with Affiliates.  Except as set forth on Schedule 3.22
          ----------------------------
attached hereto, neither Seller nor any affiliate of Seller nor any member of Seller's immediate family, owns or has a controlling ownership interest in any corporation or other entity that is a party to any agreement, commitment or other arrangement with Seller in connection with the Business or the Purchased Assets. All disclosed transactions, if any, between Seller and an affiliate thereof have been on substantially the same terms and conditions as similar transactions between non-affiliated parties and are properly recorded on the books and records maintained by Seller in connection with the Business.

     3.23 Entire Business.  Except for the Excluded Assets, the sale of the
          ---------------
Purchased Assets to be sold by Seller to Purchaser pursuant to this Agreement shall effectively convey to Purchaser the entire business of, and all of the tangible and intangible property used by, Seller (whether owned, leased or held under license by Seller or by others) in connection with the conduct of the Business as heretofore conducted by Seller. There are no material facilities, services, assets or properties shared with any other person which are used by Seller in the conduct of the Business.

     3.24 Disclosure.  There is no fact known to Seller which might materially
          ----------
and adversely affect the Business or the Purchased Assets which has not been disclosed to Purchaser in this Agreement or a certificate, statement or other document delivered by Seller.

     3.25 Year 2000 Readinesss.   "Year 2000 Ready" shall mean that the Seller's
          --------------------
services and products (a) are designed (or have been modified) to be used prior to, on and after January 1, 2000; (b) operate without error arising from the creation, recognition, acceptance, calculation, display, storage, retrieval, accessing, comparison, sorting, manipulation, processing or other use of dates or date-based, date-dependent or date-related data, including but not limited to century recognition, day-of-the-week recognition, leap years, date values and interfaces of date functionalities; and (c) are not adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century. Third party components included in the Seller's services and products, if any, are subject only to the manufacturer's or licensor's Year 2000 warranty, if any. VerticalNet will be subrogated to Seller's rights under such warranties to the extent that subrogation is available pursuant to the terms of the applicable warranty. With respect to all material third party products, programs, or services, provided to Seller, or for Seller's benefit, to enable Seller to perform its obligations to VerticalNet under this Agreement, Seller has obtained written representations from such third parties in the form attached as Schedule 3.25. If Seller has actual or constructive knowledge that such product, program, or service may not be Year 2000 Ready, Seller will not utilize such third party's product, program, or service to perform its obligations to VerticalNet under this Agreement.

4.   Representations and Warranties of Purchaser.  Purchaser represents and
     -------------------------------------------
warrants to the Seller Parties as follows:

     4.1  Organization and Good Standing.  Purchaser is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Purchaser has full corporate power and authority to conduct its business as now conducted and to own and operate the assets and properties now owned and operated by it.

     4.2  Power and Authority.  Purchaser has the corporate power and authority
          -------------------
to execute and deliver this Agreement, the Bill of Sale, Assignment and Assumption Agreement and the Employment Agreements (collectively, the "Purchaser
                                                                       ---------
Transaction Agreements") and to consummate and perform the transactions
----------------------
contemplated hereby and thereby. The execution, delivery and performance by Purchaser of the Purchaser Transaction Agreements and any other agreements, documents and instruments required to be delivered by Purchaser in accordance with the provisions hereof have been duly authorized by all necessary corporate action. The Purchaser Transaction Agreements have been duly executed and delivered by or on behalf of Purchaser and constitute the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as enforceability may be limited by laws of general application relating to bankruptcy, reorganization, moratorium, insolvency and debtors' relief and similar laws affecting the enforcement of creditors' rights, and by general principles of equity.

     4.3  Conflicts; Consents. The execution, delivery and performance of the
          -------------------
Purchaser Transaction Agreements by Purchaser will not (i) violate or conflict with the Articles of Incorporation, bylaws or other constitutional documents of Purchaser; (ii) conflict with, or result in the breach or termination of, or constitute a default under (whether with notice or lapse of time or both), or accelerate or permit the acceleration of the performance required by, any indenture, mortgage, lien, lease, agreement, commitment or other instrument or any order, judgment or decree, to which Purchaser is a party or by which it or its properties are bound; or (iii) constitute a violation of any law, regulation, order, writ, judgment, injunction or decree applicable to Purchaser, other than violations, conflicts, breaches, terminations, accelerations and defaults specified in the foregoing clauses (ii) and (iii) which could not reasonably be expected to have a material adverse effect on Purchaser's ability to perform its obligations under any of the Purchaser Transaction Agreements.
No consent, approval or authorization of any governmental authority is required on the part of Purchaser in connection with the execution, delivery and performance of the Purchaser Transaction Agreements.

     4.4  Valid Issuance of Common Stock of the Purchaser. The shares of Common
          -----------------------------------------------
Stock of the Purchaser which are being issued as the Stock Consideration, when issued, sold and delivered in accordance with the terms hereof, shall be duly and validly issued, fully paid and nonassessable and, assuming the accuracy of the representations of Seller in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Stock Consideration will constitute voting stock within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended.

     4.5  SEC Documents. The Annual Report on Form 10-K for the year ended
          -------------
December 31, 1998, the Quarterly Report on Form 10-Q for the period ended September 30, 1999 and the Form 8-K filed on November 19, 1999 filed by Purchaser with the Securities and Exchange Commission (the "SEC"), including all
                                                            ---
exhibits thereto (collectively, the "SEC Documents"), complied in all material
                                     -------------
respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as
              --------------
amended, as in effect on the dates so filed. None of the SEC Documents (as of their respective filing dates) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Purchaser has heretofore furnished to Seller copies of the SEC Documents.

     4.6  Disclaimer.
          ----------

          PURCHASER HAS NOT MADE ANY REPRESENTATION OR WARRANTY RELATING TO PURCHASER, THE BUSINESS OF PURCHASER, THE COMMON STOCK OF THE PURCHASER, OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT, THE SCHEDULES HERETO AND THE DOCUMENTS TO BE DELIVERED PURSUANT TO SECTION
          2.2 HEREOF. IT IS UNDERSTOOD THAT ANY ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, OR ANY OTHER DATA NOT EXPRESSLY INCLUDED IN THIS AGREEMENT, THE SCHEDULES HERETO OR THE DOCUMENTS DELIVERED PURSUANT TO SECTION 2.2 HEREOF, ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF PURCHASER. EXCEPT AS SET FORTH HEREIN, NO PERSON HAS BEEN AUTHORIZED BY PURCHASER TO MAKE ANY REPRESENTATION OR WARRANTY RELATING TO PURCHASER, THE BUSINESS OF PURCHASER , THE COMMON STOCK OF THE PURCHASER, OR OTHERWISE, IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND IF MADE, SUCH REPRESENTATION OR WARRANTY MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PURCHASER.

5.   Other Agreements.
     ----------------

     5.1  Best Efforts.  Subject to the respective rights and obligations of
          ------------
Seller and Purchaser under this Agreement, each party shall use its best efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with Section 2 hereof.

     5.2  Assignment of Contracts.  If any required consent to the assignment of
          -----------------------
any of the Business Contracts is not obtained or if an attempted assignment thereof would be ineffective, Seller and Purchaser shall cooperate to provide Purchaser with the benefits and obligations thereunder in accordance with such agreement until such consent or effective assignment can be obtained or until a replacement contract is in place. To the extent the assignment of any of the Business Contracts is not obtained, Seller shall, to the extent legally permissible, terminate such contract at the request of Purchaser.

     5.3  Changing Trade Names.  Seller shall take all steps necessary to change
          --------------------
any trade names pursuant to which it conducted the business, to a name dissimilar to the names by which the Business is known.

     5.4  Bank Accounts; Cash.  Seller agrees and covenants that any bank
          -------------------
accounts or similar accounts held in connection with the Business in Seller's name or in any other name as of the Closing Date shall be closed within sixty business days of the Closing Date. Any cash or other payments received by Seller after the Closing (except for the payments described on Schedule 1.2 hereto) in connection with the Business shall be directed to Purchaser as Purchaser may direct. Seller shall provide to Purchaser copies of any and all statements and all other correspondence with respect to such accounts received on or after the Closing within five business days of receipt by Seller.

     5.5  Transition of the Business.  Purchaser and Seller shall use
          --------------------------
commercially reasonable efforts to cooperate in an orderly transition of the Business and transfer of the Purchased Assets to Purchaser. Without limiting the generality of the foregoing, Seller will cooperate with Purchaser in migrating the contents and functionality of the Active Websites to such computer systems as Purchaser shall direct.

     5.6  Assignment of Intellectual Property.  Seller shall, upon Purchaser's
          -----------------------------------
request, take any and all actions necessary to transfer to Purchaser any and all rights of Seller to the URLs, sites and contents of the Websites, including but not limited to taking any and all actions necessary to effect the assignment of the domain names for the Websites to Purchaser.

     5.7  Software Licensing Agreements. Until the transition of the Business
          -----------------------------
has been accomplished to the satisfaction of Purchaser or 90 calendar days after the Closing Date, whichever occurs first, Seller hereby agrees (i) not to terminate any and all software licensing agreements used by Seller in the Business under which Seller is the licensee, and (ii) to maintain the existing content and functionality of the Active Websites. Any costs associated with the foregoing incurred on or after the Closing Date shall be borne by Purchaser.

     5.8  Customers.  Seller agrees and acknowledges that effective as of the
          ---------
Closing users accessing the Active Websites and any and all other customers of the Business shall be considered customers of Purchaser and that Purchaser shall have the right to contact such customers in any manner and for any reason as Purchaser in its sole discretion deems appropriate.

     5.9  Purchaser Common Stock Options.  Purchaser has reserved 25,000 shares
          ------------------------------
of the Common Stock of the Purchaser for grants of options (the "Purchaser
                                                                 ---------
Options") to Shareholders after the Closing Date, of which 12,500 shares of
-------
Common Stock of the Purchaser shall be for grants of options to Rick A. Reddel and 12,500 shares of Common Stock of the Purchaser shall be for grants of options to Paul M. Risen. The Purchaser Options shall be granted under Purchaser's 1999 Equity Compensation Plan (the "Plan") and in accordance with
                                                 ----
Purchaser's stock option policies. All Purchaser Options shall be granted with an exercise price equal to the closing price of the Common Stock of the Purchaser on the date of grant (or if such day is not a trading day, the last trading day prior to the date of grant). For the purposes of this Section 5.9, the closing price of Common Stock of the Purchaser on a trading day shall be the day's last trade price as reported by the Nasdaq National Market. The Purchaser Options shall vest in accordance with Purchaser's customary four-year vesting schedule.

     5.10 Tax-Free Reorganization.  The parties to this Agreement intend that
          -----------------------
the transactions provided for in this Agreement shall constitute a reorganization as defined in Section 368(a )(1)(C) of the Internal Revenue Code of 1986, as amended, for income tax purposes. Notwithstanding anything to the contrary in this Agreement nor in any other instrument executed pursuant to this Agreement, the parties shall not take or make any action that would prevent such qualification. Each of the parties shall complete all relevant tax returns consistent with such qualification and shall not take any positions inconsistent with such qualification.

     5.11 Liquidation of Seller.  Seller shall take all steps necessary to
          ---------------------
liquidate simultaneously or within the time period thereafter required pursuant to Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended.

     5.12 Agreement to Offer Employment.  Purchaser shall have extended offers
          -----------------------------
of employment, including all standard benefits offered by the Purchaser, to Billy Norman, Eric Swinson, Kent Lovern and Marjorie Richardson. Furthermore, Purchaser shall have reserved an aggregate of 10,000 shares of Common Stock of the Purchaser for grants of options to such individuals, and will grant such options upon the later of acceptance of employment or the Closing Date with an exercise price equal to the closing price of the Common Stock of the Purchaser on the date of grant (or if such day is not a trading day, the last trading day prior to the date of grant). For the purposes of this Section 5.12, the closing price of Common Stock of the Purchaser on a trading day shall be the day's last trade price as reported by the Nasdaq National Market. The Purchaser Options shall vest in accordance with Purchaser's customary four-year vesting schedule.

6.   Covenants of Purchaser.
     ----------------------

     6.1  Monetization of Securities.  Purchaser shall not prohibit the
          --------------------------
monetization of one-third of the Stock Consideration in the aggregate by the Shareholders. The foregoing rights shall be effective upon the Closing.

     6.2  Registration Rights.  Should the Shareholders choose not to monetize
          -------------------
one-third of the Stock Consideration in the aggregate as provided in 6.1(a), then the following rights shall apply. For the purposes of the foregoing sentence, monetization shall not be deemed to include the incurrence of indebtedness secured by the stock.

          (a) Purchaser shall prepare and use its best efforts, on or prior to February 28, 2000 (the "Required Filing Date") to file with the Commission a registration statement with respect to the resale of an aggregate of one-third of the Stock Consideration (the "Shares") by the Shareholders or their permitted assignees (the "Required Registration Statement") and thereafter shall cause such registration statement to be declared effective under the Securities Act as promptly as practicable but in no event later than March 31, 2000 (the "Required Effective Date"). Purchaser shall file a notification form for the listing of additional shares to cover the listing of the Shares on the Nasdaq National Market, or such other market or exchange, if any, on which the Common Stock shall trade. Purchaser shall use its best efforts to cause the Required Registration Statement to remain effective for a period of one year. Purchaser acknowledges that the Shareholders are relying on Purchaser's commitment to cause the Required Registration Statement to become effective not later than the Required Filing Date, and agrees that if for any reason the Required Registration Statement is not declared effective by such date (as it may be extended as herein provided), even if Purchaser is using its best efforts to cause such effectiveness to be declared, then the Shareholders shall be entitled to recover damages for any consequential loss incurred. If the Required Registration Statement shall not become effective by the Required Effective Date, at the sole option and request of the Shareholders, in lieu of the Required Registration Statement, the Purchaser will pay the processing costs associated with monetization of the Shares, such costs not to exceed $15,000 (the "Processing Costs"). Should Shareholders not request Purchaser to pay such Processing Costs, the commitment of the Purchaser to cause the Required Registration Statement to become effective shall not be otherwise changed.

          (b) If Purchaser proposes to file a registration statement with respect to the Common Stock prior to the filing of the Required Registration Statement, Purchaser shall give prompt notice to the Shareholders and will include in such registration (the "Piggyback Registration") subject to the allocation provisions discussed in Section 6.2(d) and 6.2(e), all Shares with respect to which Purchaser has received written request for inclusion within five (5) Business Days after such notice is given by Purchaser; provided, however, that the Shareholders shall have no Piggyback Registration rights in connection with a registration statement filed in connection with Purchaser's 5 1/4% Convertible Subordinated Debentures (the "Convertible Debentures"). No Purchaser registration statement shall be declared effective unless and until the Required Registration Statement shall have been declared effective, except for the registration statement for the Convertible Debentures or if the Required Registration Statement is not being declared effective due to a comment from the Commission that relates only to the Shareholders.

          (c) Purchaser will pay the expenses related to registration of the Shares; provided, however, the Shareholders shall pay any underwriting commissions related to the registration of the Shares.

          (d) If a Piggyback Registration is an underwritten primary registration on behalf of Purchaser and the managing underwriter advises Purchaser in writing that marketing factors require a limitation on the number of Shares to be offered and sold, there shall be included in the offering only that number of Shares, if any, that such managing underwriter reasonably believes, in its sole discretion, will not jeopardize the success of the offering.

          (e) If a Piggyback Registration is initiated as an underwritten secondary registration on behalf of the holders of the Common Stock, and the managing underwriters advise Purchaser in writing that marketing factors require a limitation on the number of Shares to be offered and sold, Purchaser will allocate the securities to be included as follows: pro rata on the basis of the number of shares of Common Stock owned among (i) any other Person selling in the registration and (ii) the Shareholders.

          (f) If a Piggyback Registration is underwritten, the Shareholders shall not be entitled to select the investment bank(s) or manager(s) nor shall the Shareholders be entitled to make decisions regarding the underwriting arrangements for the offering.

          (g) If, prior to the Required Filing Date, Purchaser files a registration statement with the Commission covering shares of its Common Stock underlying the Convertible Debentures, Purchaser shall, within five (5) Business Days of such filing, file the Required Registration Statement.

          (h) Purchaser shall have no obligations under this Section 6.2 until the Closing Date. If Purchaser files a registration statement covering shares of its Common Stock underlying the Convertible Debentures prior to the Closing, Purchaser, shall, within five (5) Business Days after the Closing, file a registration statement covering the Shares.


7.   Securities Act and Restrictions on Purchaser Stock.
     --------------------------------------------------

     7.1  Purchase Entirely for Own Account. The Seller Parties acknowledge and
          ---------------------------------
agree that the shares of Common Stock of the Purchaser to be received by Shareholders as a liquidating distribution from the Seller will be acquired for investment for each Shareholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Shareholders have no present intention of selling, granting any participation in, or otherwise distributing the same, but subject to the ability of the Shareholders to distribute a Shareholder's assets (including the Stock Consideration) to the Shareholder's affiliates (as such term is defined in Section 144 of the Securities Act).

     7.2  Investment Experience.  The Shareholders represent and warrant that
          ---------------------
the Shareholders can bear the economic risk of an investment in Common Stock of the Purchaser acquired pursuant to this Agreement and have such knowledge and experience in financial or business matters that the Shareholders are capable to protect the Shareholders' own interests in connection with the acquisition of Common Stock of the Purchaser.

     7.3  Information Supplied.  The Shareholders represent and warrant that the
          --------------------
Shareholders have had an adequate opportunity to ask questions and receive answers from the officers of Purchaser concerning the terms and conditions of the transaction contemplated by this Agreement and the shares of Common Stock of the Purchaser to be issued in connection therewith. The Shareholders represent and warrant that the Shareholders have asked any and all questions that the Shareholders may have in the nature described in the preceding sentence and that all such questions have been answered to the Shareholder's satisfaction. The Shareholders represent and warrant that the Shareholders have reviewed the SEC Documents and that the Shareholders have had adequate opportunity to ask questions of and has received answers to the Shareholder's satisfaction from the officers of Purchaser concerning the matters described therein.

     7.4  Restricted Securities. The Shareholders understand that the shares of
          ---------------------
Common Stock of the Purchaser to be received by the Shareholders are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Purchaser in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act, except in certain limited circumstances. In this connection, the Shareholder represent that Shareholders are familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

     7.5  Further Limitations on Disposition.  Without in any way limiting the
          ----------------------------------
representations set forth above and subject to the terms and conditions set forth in the Lock-Up Agreements, the Shareholders further agree not to make any disposition of all or any portion of the shares representing the Stock Consideration except to the Shareholder's affiliates unless and until:

          (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (b) The Shareholders shall have notified Purchaser of the proposed disposition and shall have furnished Purchaser with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by Purchaser, the Shareholders shall have furnished Purchaser with an opinion of counsel, reasonably satisfactory to Purchaser, that such disposition will not require registration of such shares under the Securities Act. It is agreed that

Purchaser will not require opinions of counsel for transactions made pursuant to Rule 144 by the Shareholders except in unusual circumstances.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Shareholder (i) to an affiliate of the Shareholder, or the transfer by gift, will or intestate succession to the Shareholder's spouse or lineal descendants or ancestors, if the transferee agrees in writing to be subject to the terms of this Section 7 to the same extent as if he or she were a Shareholder, or (ii) at any time after the provisions of subparagraph (k) of Rule 144 are applicable to the Shareholders.

     7.6  Legends.  It is understood that the certificates evidencing the Stock
          -------
Consideration may bear the following legend:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES OR BLUE SKY LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES AND BLUE SKY LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT."

     7.7  Reporting Requirements.  Purchaser covenants and agrees that it shall
          ----------------------
remain current with respect to all SEC reporting requirements to which Purchaser is subject.

8.   Indemnification.
     ---------------

     8.1  Survival.  All of the representations, warranties, covenants and
          --------
obligations contained in this Agreement or in any instrument or document delivered pursuant to this Agreement shall survive the execution of this Agreement and the Closing, notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that all
                                                    --------  -------
representations and warranties contained in this Agreement, and the obligations of Seller Parties and Purchaser to indemnify each of the other parties for breaches thereof as set forth in this Section 8, shall survive and continue for, and all indemnification claims with respect thereto shall be made within, two years following the Closing Date, except for (i) the indemnification obligations related to Section 8.2(a) and 8.3(a) which shall survive until expiration of the applicable statute of limitations, and (ii) the representations, warranties and related indemnification obligations for which notice of an indemnification claim shall have been received as of the end of the applicable period referred to in this Section 8.1, which shall survive with respect to such indemnification claim until the final disposition thereof.

     8.2  Indemnification by Seller Parties.  Seller Parties shall reimburse and
          ---------------------------------
indemnify and hold Purchaser and each of its directors, officers, shareholders, employees, representatives and agents (collectively, the "Purchaser Parties")
                                                          -----------------
harmless against and in respect of any and all damage, loss, liability, deficiency, settlement payments, costs, levies, expenses or obligations, whether or not the result of a third party claim, net of any insurance recoveries (collectively, "Damages"), in connection with, resulting from or
                           -------
relating to:


          (a) any and all liabilities or obligations of any nature whatsoever of or relating to claims for federal, state, local, foreign or other taxes assessed against Purchaser, the Business or the Purchased Assets, which arise out of or are related to Seller's operation or conduct of the Business prior to the Closing, and not specifically assumed by Purchaser hereunder.

          (b) except for the Assumed Liabilities and Obligations, any and all liabilities or obligations of any nature whatsoever of or relating to Seller, or relating to or arising out of the Purchased Assets prior to the Closing Date, Seller's operation of the Business prior to the Closing Date or the actions of Seller's employees, representatives or agents;

          (c) any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of Seller Parties under this Agreement;

          (d) any and all actions, suits, claims, allegations, proceedings, investigations, audits, demands, assessments, fines, judgments, settlements, levies, costs and other expenses (including without limitation reasonable audit and legal fees) incident to any of the foregoing;

          (e) any claim that any content provided by Seller for use on any of Purchaser's websites constitutes a defamation or invasion of the right of privacy or publicity, or infringement of the copyright, trademark or other intellectual property right, of any third party; and

          (f) any and all actions, suits, claims or liabilities in connection with the Accordant Agreement for any work, software (including object and source code), work product, concepts, specifications or documentation created or performed prior to the Closing.


     8.3  Indemnification by Purchaser.  Purchaser shall reimburse and indemnify
          ----------------------------
and hold the Seller Parties and each of its directors, officers, shareholders, employees, representatives and agents harmless against and in respect of any Damages in connection with, resulting from or relating to:

          (a) any and all liabilities or obligations of any nature whatsoever of or relating to claims for federal, state, local, foreign or other taxes assessed against Seller which arise out of or are related to Purchaser's operation or conduct of the Business after the Closing (excluding any claims with respect to tax filings made after the Closing relating to the period prior to the Closing);

          (b) any and all liabilities or obligations of any nature whatsoever of or relating to the Assumed Liabilities and Obligations or to the Business (except for those liabilities and obligations of or relating to Seller or the Business existing as of the Closing Date not included among the Assumed Liabilities and Obligations) arising out of Purchaser's operation of the Business after the Closing;

          (c) any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of Purchaser under this Agreement;

          (d) any and all actions, suits, claims, allegations, proceedings, investigations, audits, demands, assessments, fines, judgments, settlements, levies, costs and other expenses (including without limitation reasonable audit and legal fees) incident to the foregoing; and

          (e) any and all sales or use tax imposed upon Seller under state law as a consequence of the acquisition contemplated herein.

     8.4  Procedure for Indemnification.  If any claim is made against a party
          -----------------------------
(an "Indemnified Party") that, if sustained, would give rise to a liability of
     -----------------
another party (the "Indemnifying Party") under this Agreement, the Indemnified
                    ------------------
Party shall promptly, and in any case within seven (7) calendar days, cause notice of the claim to be delivered to the Indemnifying Party along with all of the facts, information or materials relating to such claim of which the Indemnified Party is aware and shall afford the Indemnifying Party and its counsel, at the Indemnifying Party's sole expense, the opportunity to defend or settle the claim.

          (a) The Indemnifying Party shall have thirty (30) calendar days after delivery thereof to elect, in writing to the Indemnified Party, to defend or settle the claim, exercising reasonable business judgment, at its own expense. Until written notice electing to defend or settle any claim that, if sustained, would give rise to a liability under this Agreement, the Indemnified Party may take, at the expense of the Indemnifying Party, any action it reasonably believes necessary to preserve its rights with respect to such claim, after promptly notifying the Indemnifying Party of its intention to take such action and the Indemnifying Party does not elect to take such other action.

          (b) If the Indemnifying Party shall so elect to defend or settle the claim, the Indemnifying Party may not settle such claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld; provided that, if the Indemnified Party does not consent
                       --------
to such a settlement, the Indemnifying Party's liability to indemnify the Indemnified Party for such claim shall be limited to the expenses and costs reasonably necessary to preserve its rights to such claim (other than any costs of counsel retained by the Indemnified Party solely to monitor the Indemnifying Party's obligations hereunder) that the Indemnified Party has incurred up to the time of the proposed settlement plus the amount of the proposed settlement. The Indemnified Party agrees to use commercially reasonable efforts to cooperate with the Indemnifying Party in defending any claim, at the Indemnifying Party's expense.

          (c) If the Indemnifying Party shall fail to so elect to defend or settle such claim (exercising reasonable business judgment) at its own expense, within thirty (30) calendar days of delivery of notice of the claim, or otherwise so fail to defend or settle the claim, the Indemnified Party shall have the right, but not the obligation, to undertake the defense of and to settle (exercising reasonable business judgment) the claim on behalf, for the account and at the risk, of the so failing party. The Indemnified Party shall use commercially reasonable efforts to settle any such claim at commercially reasonable amounts determined in good faith by the Indemnified Party.

          (d) In the event the Indemnified Party should have a claim against the Indemnifying Party that does not involve a claim or demand by a third party, the Indemnified Party shall promptly cause notice of such claim to be delivered to the Indemnifying Party. The Indemnifying Party shall have fifteen (15) calendar days after delivery thereof to elect, in writing to the Indemnified Party, to settle the claim at its own expense. If the Indemnifying Party (i) does not notify the Indemnified Party within fifteen (15) calendar days after the Indemnified Party's notice that it disputes such claim or (ii) notifies the Indemnified Party that it does not dispute such claim, the amount of such claim shall be conclusively deemed as a liability of the Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party within the 15-day period that it disputes such claim, the Indemnifying Party and the Indemnified Party shall attempt in good faith for a period of twenty (20) calendar days to settle any such dispute.

     8.5  Limitations on Indemnification.   No Indemnifying Party shall be
          ------------------------------
obligated to make any payment to an Indemnified Party pursuant to this Section 8 until such time as all claims for indemnification made by such Indemnified Party pursuant to this Section 8 exceed $20,000 in the aggregate, at which point the Indemnifying Party shall be obligated to make payment for all claims of such Indemnified Party pursuant to this Section 8, but only to the extent such claims, in the aggregate, exceed such initial $20,000 of claims; provided,
                                                                 --------
however, that in no event shall an Indemnifying Party be liable under this
-------
Section 8 for an amount which is in excess of $4,000,000, and provided further that in no event shall the personal liability of each Shareholder under this
Section 8 or otherwise with respect to this Agreement, exceed $2,000,000 each. Notwithstanding anything to the contrary in this Agreement and except for willful misconduct, with respect to any domain names other than TextileWeb.com, Onlinetextilenews.com, Textileshow.com and Nonwovensweb.com, Seller makes no representations, warranties or covenants other than that it is assigning to Purchaser all such rights the Seller has in the domain names (other than those constituting Excluded Assets). Seller Parties shall have no liability or other responsibility for Purchaser's use of or other actions or omissions with respect to any such domain names after the Closing.

     8.6  Other Remedies.  The indemnity of this Section 8 shall be the
          --------------
exclusive remedy of any party for a breach, misrepresentation, nonfulfillment, or default in the performance of the representations, warranties, covenants, or agreements of this Agreement or any certificate, exhibit, or schedule contemplated hereby, except in the event of actual fraud or fraud in the inducement.

9.   Miscellaneous.
     -------------

     9.1  Broker's Fees.  Each of the parties hereto (a) represents and warrants
          -------------
that it, he or she (as the case may be) has not taken and will not take any action that would cause any other party hereto to have any obligation or liability to any person for a finder's or broker's fee except as may be agreed to in writing and (b) agrees to indemnify the other parties hereto for breach of the foregoing representation and warranty.

     9.2  Expenses. Each party hereto shall pay its, his or her (as the case may
          --------
be) own expenses, including without limitation the reasonable fees and expenses of its, his or her counsel, incurred in connection with this Agreement and the transactions contemplated hereby.

     9.3  Bulk Sales Compliance.  Purchaser hereby waives compliance by Seller
          ---------------------
with the provisions of the Bulk Sales Law of any state which may be applicable to this transaction. In consideration of such waiver, Seller Parties agree to defend and indemnify Purchaser against and hold it harmless from any and all loss, liability, claims, damage or expense (including reasonable attorneys' fees) arising out of or resulting from such noncompliance, provided that such loss, liability, claim, damage or expense was not caused by Purchaser's conduct of the Business or failure to pay the Assumed Liabilities or perform the Assumed Obligations.

     9.4  Contents of Agreement; Amendment; Parties in Interest; Assignment;
          -----------------------------------------------------------------
Etc.  This Agreement, which includes all schedules and exhibits hereto, sets
----
forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties, including, without limitation, that certain letter of intent bearing a November 30, 1999 date (the h"Letter of Intent")
                                                         ----------------
entered into by Seller Parties and Purchaser which is hereby rendered null and void ab initio; provided, however, that Section 4 of the Letter of Intent shall
     -- ------  --------  -------
survive and continue in full force and effect. This Agreement may be amended, modified or supplemented only by written instrument duly executed by each of the parties hereto. All representations, warranties, covenants, terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. No party hereto shall assign this Agreement or any right, benefit or obligation hereunder to any other party without obtaining the prior written consent of the other party; provided,
                                                                      --------
however, that Purchaser may assign its rights and benefits hereunder, including
-------
without limitation the benefit of any representation, warranty or covenant, to any affiliated entity and shall provide Seller with written notice thereof; provided further, that no such assignment shall release Purchaser from its
-------- -------
obligations hereunder. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

     9.5  Notices.  All notices and other communications hereunder shall be in
          -------
writing (including wire, telefax or similar writing) and shall be delivered, addressed, or telefaxed as follows:


          If to Purchaser:


               VerticalNet, Inc.
               700 Dresher Road, Suite 100
               Horsham, PA 19044
               Attn: Mr. Gene S. Godick
               Facsimile: 215-784-1968


          with a required copy to (which copy shall not constitute notice):


               Morgan, Lewis & Bockius LLP
               1701 Market Street
               Philadelphia, PA 19103-2921
               Attn: James W. McKenzie, Esquire
               Facsimile: 215-963-5299


          If to Seller:


               TextileWeb, Inc.
               2300 Meadowview Road
               Suite 202
               Greensboro, NC 27407
               Facsimile: 336-218-8542
          with a required copy to (which copy shall not constitute notice):


               Brooks, Pierce, McLendon, Humphrey, and Leonard, L.L.P. P.O. Box 26000
               Greensboro, NC 27420
               FOR HAND DELIVERY ONLY:
               2000 Renaissance Plaza
               Greensboro, NC 27401
               Attn: Mark Davidson, Esq.
               Facsimile: 336.378.1001


Each such notice, request or other communication shall be given by hand delivery, by nationally recognized courier service or by telefax, receipt confirmed. Each such notice, request or communication shall be effective (i) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 9.5 (or in accordance with the latest unrevoked written direction from such party); (ii) if given by telefax, when such telefax is transmitted to the telefax number specified in this Section 9.5 (or in accordance with the latest unrevoked written direction from such party), and the appropriate confirmation is received.

     9.6  Severability.  The invalidity of any provision of this Agreement or
          ------------
portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

     9.7  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO ITS PROVISIONS CONCERNING CONFLICT OF LAWS.

     9.8  Public Announcements.  Seller shall not make any public statements,
          --------------------
including without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior consent of Purchaser, except as may be required by law.

     9.9  Counterparts.  This Agreement may be executed in multiple
          ------------
counterparts, each of which shall be considered an original and all of which together shall constitute the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

     9.10 Further Assurances.  Each party hereto agrees to execute any and all
          ------------------
documents, and to perform such other acts, to the extent permitted by law, that may be reasonably necessary or expedient to further the purposes of this Agreement or to further assure the benefits intended to be conferred hereby.

     9.11 Incorporation of Exhibits and Schedules.  The exhibits and schedules
          ---------------------------------------
identified in this Agreement are incorporated herein by reference and made a part hereof. The term "Agreement" shall include all such exhibits, schedules,
                        ---------
certificates, and writings.

     9.12 Rights of Third Parties.  Nothing in this Agreement shall be construed
          -----------------------
as giving any person, firm, corporation, or other entity, other than the parties who are signatory hereto and their respective successors and permitted assigns, any right, remedy, or claim under or in respect of this Agreement or any provision hereof.

                                   *   *   *

     IN WITNESS WHEREOF, this Asset Exchange Agreement and Plan of Reorganization has been executed by the parties hereto as of the day and year first written above.



                                   PURCHASER:


                                   VERTICALNET, INC., a Pennsylvania corporation


                                   By:  _____________________________________
                                   Name:  ___________________________________
                                   Title:  __________________________________


                                   COMPANY:


                                   TEXTILEWEB, INC., a North Carolina
                                   corporation


                                   By:  _____________________________________
                                   Name:  ___________________________________
                                   Title:  __________________________________




                                   SHAREHOLDERS:


                                   __________________________________________
                                   RICK A. REDDEL


                                   __________________________________________
                                   PAUL M. RISEN

Schedule 1.2
------------

Schedule 1.3
------------

Schedule 3.3
------------

Schedule 3.8
------------

Schedule 3.9
------------

Schedule 3.10
-------------

Schedule 3.12
-------------

Schedule 3.14
-------------

Schedule 3.16
-------------

Schedule 3.19
-------------

Schedule 3.22
-------------

Schedule 3.25
-------------

                                     I-12